SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EDUCATION LENDING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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2004 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2004

The Annual Meeting of Stockholders of Education Lending Group, Inc. will be held at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, at 9:00 a.m. on Monday, May 17, 2004. The purposes of the meeting are:

•	To elect eight Directors to Education Lending Group’s Board of Directors for a term of one year;

•	To consider and vote upon a proposal to amend the Stock Option Plan and restate it as the Long Term Incentive Plan for officers and employees of Education Lending Group, Inc. and its subsidiaries and Directors of Education Lending Group, Inc.; and

•	To consider and transact any other business that may properly come before the meeting, including any postponement or adjournment of the meeting.

Stockholders of record at the close of business on April 1, 2004 are entitled to notice of and to vote at the meeting or any postponement or adjournment of the meeting. We are also mailing to you with this notice our proxy statement and annual report on Form 10-K for the year ended December 31, 2003.

The Board of Directors recommends a vote FOR each of Robert deRose, Michael H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld, Jeffrey E. Stiefler and Robert V. Antonucci, as Directors. The Board of Directors believes that it is in your best interest to approve the Long Term Incentive Plan and unanimously recommends that you vote FOR this proposal.

This Proxy Statement is being mailed to our stockholders on or about April 5, 2004. Your vote is important. Please vote promptly by signing and dating your proxy card and returning it in the enclosed envelope or vote by telephone or through the Internet as described in the proxy materials.

By order of the Board of Directors

Douglas L. Feist

Executive Vice President,

Secretary and General Counsel

April 2, 2004

As a stockholder of Education Lending Group, Inc., you have a right to vote on some matters affecting us. This proxy statement discusses the proposals that you will be voting on at this year’s annual stockholders meeting. Please read this proxy statement carefully because it contains important information for you to consider when deciding how to vote. Your vote is important.

In this proxy statement, we use the terms “Education Lending Group,” “we,” “the Company,” “our” and “us” to refer to Education Lending Group, Inc. and its subsidiaries, collectively. We refer to this proxy statement, the proxy card and our 2003 annual report as the “proxy materials.” All references to years, unless otherwise noted, refer to our fiscal year, which ends on December 31.

The Board of Directors is sending proxy materials to you and all of our other stockholders. The Board is asking you to vote your shares of common stock by completing and returning the proxy card or by otherwise submitting your vote in one of the ways described in the proxy statement and on your proxy card.

Our headquarters are located at 12760 High Bluff Drive, Suite 210, San Diego, California 92130 and our telephone number is (858) 617-6080. Our website address is www.educationlendinggroup.com.

After you have read this proxy statement, if you have questions about the proposals or how to submit your proxy or if you need additional copies of this proxy statement or the other proxy materials, you should contact:

Georgeson Shareholder Communications Inc.

17 State Street

New York, NY 10004

Toll Free: 800-501-4395

Attending the Annual Meeting

Seating may be limited at the annual meeting. If you plan to attend the annual meeting, please indicate on your proxy card in the space provided, or via phone or the Internet as indicated on the proxy card. If you hold shares of common stock jointly or in the name of an entity, please provide the number of people who will attend the meeting on behalf of the entity. If you hold your stock in “street name,” you must contact your broker in order to attend the meeting. This will assure your admission to, and a seat at, the meeting.

Please note that if you are attending the meeting, you will be asked to present photo identification, such as a driver’s license.

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?

A:	The Board of Directors of Education Lending Group, Inc. requests your proxy for use at the annual meeting of stockholders to be held at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, at 9:00 a.m. on Monday, May 17, 2004, and at any adjournments or postponements of that meeting.

Q:	What is the purpose of this proxy statement?

A:	We are sending this proxy statement to inform you about the matters to be acted upon at the annual meeting. The purpose of the annual meeting is to elect eight Directors, to amend the Stock Option Plan and restate it as the Long Term Incentive Plan and to hear reports and transact any other business that may properly come before the annual meeting, including any adjournments or postponements of the meeting. We are sending this proxy statement so that you can make an informed decision.

Q:	What is the proxy card?

A:	The proxy card enables you to appoint Robert deRose, our Chief Executive Officer and Douglas L. Feist, our General Counsel, as your representatives at the annual meeting. By completing and returning the proxy card, you are authorizing Mr. deRose and Mr. Feist to vote your shares of common stock at the meeting as you have instructed them to do on the proxy card. This way, your stock will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete and return your proxy card or to vote your shares by telephone or over the Internet in case your plans change.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with brokers. You should complete and return all of the proxy cards, or vote all of your stock by telephone or over the Internet.

Q:	What is the vote necessary to elect each Director?

A:	The vote necessary to elect each Director nominee set forth above is the affirmative vote of a plurality of the common stock represented and voting, in person or by proxy, at the annual meeting, assuming a quorum is present. Our stockholders do not have cumulative voting rights (i.e., the right to vote all shares held by the stockholder for one Director nominee).

Q:	What happens if a Director nominee is unable to stand for election?

A:	The Board may reduce the number of Directors or select a substitute nominee. In the latter case, if you have returned your proxy card, Mr. deRose and Mr. Feist can vote your shares for a substitute nominee.

Q:	What is the vote necessary to approve the Long Term Incentive Plan?

A:	The affirmative vote of a majority of the common stock represented and voting, in person or by proxy, at the annual meeting (assuming a quorum is present) is necessary to approve the Long Term Incentive Plan.

Q:	Who is entitled to vote at the annual meeting?

A:	Our stockholders of record at the close of business on April 1, 2004, the record date for the annual meeting or any postponement or adjournment, are entitled to vote at the meeting. On the record date, there were 16,296,337 shares of common stock outstanding. Each share of common stock is entitled to one vote. The percentage of the outstanding common stock of Education Lending Group held by our Directors and executive officers is included in this proxy statement under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Q:	How do I vote my shares of common stock?

A:	You may vote by mail, telephone, the Internet or in person at the annual meeting, as discussed below.

Voting by Mail.    Complete and sign the proxy card and mail it in the enclosed addressed envelope. If you mark your instructions on the proxy card, your shares will be voted as you instruct. If you do not mark your voting instructions on the proxy card you mail in, your shares will be voted FOR the eight Director nominees described in the proxy materials and FOR the approval of the Long Term Incentive Plan. We have no knowledge of any other matters to be presented at the annual meeting. If any proposal comes for a vote at the meeting that is not on the proxy card, and you have returned your proxy card, Mr. deRose and Mr. Feist will vote your shares on such matter according to their best judgment.

Voting by Telephone or Internet.    Stockholders may also submit their proxies by telephone or over the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow stockholders to appoint a proxy to vote their shares of common stock and to confirm that their instructions have been properly recorded. Instructions for voting by telephone and over the Internet are printed on the proxy cards or the instruction sheet that you received with these proxy materials. If you vote by telephone or on the Internet, you do not need to mail in your proxy card.

Voting in Person.    We will distribute written ballots to any stockholder of record who wants to vote in person at the meeting. However, if you hold stock in “street name” you must request a proxy from your broker in order to vote at the meeting. Holding stock in “street name” means that you hold your shares through a brokerage firm, bank or other financial institution and that the shares are not held in your individual name.

Q:	What if I do not cast my vote or give my proxy?

A:	Abstentions and broker non-votes are tabulated in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal or a Director nominee, as each abstention or broker non-vote would be one less vote in favor of a proposal or for a Director nominee.

Q:	What if I change my mind after I return my proxy or vote my stock?

A:	You may revoke your proxy at any time before it is voted. You may revoke your proxy in any of the following manners, regardless of how you submitted your original proxy:

•	delivering a written notice of revocation dated later than the proxy card to Georgeson Shareholder Communications Inc., our proxy solicitor, at the address included in the proxy materials;

•	signing another proxy card with a later date for the same shares and delivering it to Georgeson Shareholder Communications Inc., our proxy solicitor, before the polls close at the meeting;

•	voting by telephone or on the Internet before May 16, 2004 at 11:59 p.m. (your last telephone or Internet vote will be counted); or

•	attending the annual meeting and voting in person (although attendance at the annual meeting will not by itself revoke your proxy).

Q:	Who is paying for this proxy solicitation?

A:	Education Lending Group is making this proxy solicitation and will bear the expense of preparing, printing and mailing the proxy materials. We have retained Georgeson Shareholder Communications Inc., in New York City, New York, to assist in the solicitations of proxies for a fee of approximately $6,500 plus reasonable expenses. Additionally, our officers and employees may request proxies by telephone or in person. We will ask custodians, nominees and fiduciaries to send proxy materials to beneficial owners of our common stock in order to obtain voting instructions from those stockholders. Upon request, we will reimburse the custodians, nominees and fiduciaries for their reasonable expenses for mailing our proxy materials.

Q:	Do stockholders have appraisal rights for the proposals to be considered at the meeting?

A:	Stockholders do not have appraisal rights in connection with any of the proposals to be considered at the annual meeting.

ELECTION OF DIRECTORS

We are asking you to vote FOR eight nominees for Director.

The Board of Directors recommends a vote FOR each of the following nominees: Robert deRose, Michael H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld, Jeffrey E. Stiefler and Robert V. Antonucci. The nominees were selected and recommended to the Board by our Board Nomination Committee. Each nominee other than Robert V. Antonucci is presently a Director of Education Lending Group. Our Board currently consists of seven Directors.

Each of our Directors serves for a one-year term and until a successor is duly elected and qualified, or until his earlier resignation or removal. The one-year terms will expire at the 2005 annual meeting of stockholders. If a nominee is unavailable for election, the proxy holders will vote for another nominee proposed by the Board of Directors or, as an alternative, the Board of Directors may reduce the number of Directors to be elected at the meeting. Your proxy cannot be voted for more than eight nominees.

Director Nominee Biographies

Robert deRose, Age 57, Director since 1999; our Chairman of the Board of Directors and Chief Executive Officer. Mr. deRose has been our Chief Executive Officer since April 1999 and was our President from April 1999 until March 1, 2001. Mr. deRose was the president and chief executive officer of American Express Educational Loans, previously one of the largest student financial aid lenders in the country, from October 1995 through January 1998 and continued to provide consulting services through April 1999. Mr. deRose founded The Educational Funding Company LLC (American Express Educational Loans) and developed innovative direct marketing programs in telemarketing, direct mail and e-commerce. Mr. deRose is currently a director and president of the Survivors Rehabilitation Foundation and The deRose Foundation.

Michael H. Shaut, Age 53, Director since 2001; a Director and our President and Chief Operating Officer and President of Education Lending Services, Inc., Education Funding Resources, LLC and Education Funding Capital I, LLC, our wholly owned subsidiaries. Mr. Shaut has been our President and Chief Operating Officer since March 1, 2001 and has been President of Education Lending Services, Inc. since its incorporation on October 3, 2000. Mr. Shaut was formerly the president and chief executive officer of Student Loan Funding Resources, Inc., an originator and secondary market purchaser of guaranteed and alternative supplemental student loans, from 1999 until October 2000. Mr. Shaut was instrumental in selling the company to Student Loan Marketing Association (Sallie Mae) in 2000. Mr. Shaut was president of Education Planning Services, Inc., a joint venture company with Arthur Anderson, LLC, focused on providing strategic consulting services to the higher education finance community, during 1998 and 1999. From December 1995 through June 1998, Mr. Shaut was executive vice president and chief operating officer of The Student Loan Funding Corporation (now known as Student Loan Funding Resources, Inc.) where Mr. Shaut managed the day to day operations of the company.

Samuel Belzberg, Age 75, Independent Director since 2001 and Chairman of the Board Nomination Committee; since 1991, Mr. Belzberg has been president of Gibralt Capital Corporation, a Canadian private investment company which, through its affiliates, has an equity interest in several private and public operating companies as well as significant real estate holdings. Prior to 1991, Mr. Belzberg was chairman and chief executive officer of First City Financial Corporation Ltd., a $7 billion (Canadian dollars) full service financial institution founded by Mr. Belzberg. Mr. Belzberg is chairman of the Dystonia Medical Research Foundation, founded by him and his wife in 1977, and chairman of the Simon Wiesenthal Center of Los Angeles. Mr. Belzberg also serves as a director of e-Sim Ltd., of Jerusalem, Israel and Diomed, Inc.

C. David Bushley, Age 61, Independent Director since 2003 and Chairman of the Compensation Committee; Mr. Bushley is the National Compensation Practice Leader—Financial Services for Mellon Human Resources & Investor Solutions, a division of Mellon Financial, the world’s fourth largest human resources consulting company. Mr. Bushley specializes in creating compensation and performance management programs for companies undergoing change through mergers, acquisitions, divestitures and private equity spin-offs, with a focus on financial services companies. Mr. Bushley has served in this capacity with Mellon since 2002, and with several of its predecessors since 1996. Prior to 1996, Mr. Bushley served as chief financial officer of Amdura Corporation, a public manufacturing company, and held executive positions in lending and mortgage banking, including president of Merrill Lynch Mortgage and president of National City Mortgage. Mr. Bushley’s prior managerial responsibilities include credit risk management, financial analysis and management reporting. Mr. Bushley is a Certified Management Accountant.

Richard J. Hughes, Age 48, Independent Director since 2002 and Chairman of the Audit Committee; since 1997, Mr. Hughes has been the chief executive officer of Milestone Equities LLC, a privately held strategic financial ventures firm that has principally focused on leveraged buyout transactions and rollups of mid-cap companies. Milestone is involved in the creation and financing of startup software companies. From 1983 through 1996, Mr. Hughes was a partner with KPMG, a public accounting firm, where he had extensive experience with companies in the financial, manufacturing, information technology and bioscience industries, with his primary focus on financial services companies. He specialized in providing consulting services related to mergers, acquisitions and reorganizations. Among his managerial responsibilities were quality assurance and assessment, risk management, financial forecasting and reporting and recruiting. Mr. Hughes is a Certified Public Accountant.

Leo Kornfeld, Age 81, Director since 2001 and Chairman of the Government Liaison Committee; Mr. Kornfeld joined us as a consultant in August 2001 and was Executive Vice President of Education Lending Services, Inc. from November 2002 until March 31, 2004. Mr. Kornfeld has been President of Kornfeld & Associates, an education consulting firm, since 1996. Appointed by President Clinton, Mr. Kornfeld served as a Senior Advisor to the Secretary of Education from 1993 to 1996 where he assisted the Secretary in re-engineering student lending by developing and operating the Direct Student Loan Program. During his years at the Department of Education, Mr. Kornfeld also served as chief information officer. Mr. Kornfeld was a presidential appointee during the Carter Administration and was responsible, as Deputy Commissioner, for the Student Financial Aid Program. Mr. Kornfeld has also held senior executive positions in various corporations, including Citicorp and Automatic Data Processing.

Jeffrey E. Stiefler, Age 57, Independent Director since 2003; Mr. Stiefler is currently chairman, president and chief executive officer of Digital Insight, Inc. Mr. Stiefler has been an advisor to North Castle Partners, a private equity firm, since November 2001. Prior to that, Mr. Stiefler was an operating partner of McCown De Leeuw & Co., a private equity firm, from 1996 to 1999. Mr. Stiefler was also chairman of International Data Response Corporation, a direct marketing and customer service outsourcing business and a portfolio company of McCown De Leeuw & Co., from 1996 to 1999. From 1997 to 1998, Mr. Stiefler was the chairman of Outsourcing Solutions, Inc., an accounts receivable management outsourcing business and portfolio company of McCown De Leeuw & Co. Outsourcing Solutions, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in May 2003. Mr. Stiefler was president of American Express Company from 1993 to 1995 and served on the board of directors.

Robert V. Antonucci, Age 58, Independent Director Nominee; Dr. Atonucci has been president of Fitchburg State College since June 2003. From 2001 until 2003, he was the president of the school group at Riverdeep—The Learning Center, a provider of electronic educational software. From 1998 until 2001, Dr. Antonucci was president and chief executive officer of Harcourt Learning Direct and Harcourt Higher Education. From 1992 until 1998, Dr. Antonucci served as the Commissioner of Education for the Commonwealth of Massachusetts. Dr. Antonucci currently serves on the board of trustees for Plymouth Savings Bank and as a corporator of Cape Cod Health Care, Inc.

Board and Committee Meetings

Our Board met seven times during 2003 and each Director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served. Our Board has determined that four of our current Directors—Mr. Hughes, Mr. Belzberg, Mr. Stiefler and Mr. Bushley—are “independent Directors” that meet

Nasdaq’s independence standards. Starting in November 2003, our independent Directors meet in executive sessions, at which only the independent Directors are present. We expect all of our Directors to attend our annual stockholders meetings and each of them was present at last year’s annual meeting.

Our Board has four committees, the Audit Committee, the Compensation Committee, the Board Nomination Committee and the Government Liaison Committee. In 2003, the Audit Committee and Ethics Committee were combined and the Audit Committee assumed all of the responsibilities of the former Ethics Committee. The following table describes the current committees of our Board of Directors.

Committees of the Board of Directors

Name of Committee and Members	Functions of the Committee and Other Information	No. of Meetings in 2003
Audit Committee Richard J. Hughes, chairperson Samuel Belzberg C. David Bushley

•      Assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to our corporate accounting, financial reporting practices, and financial and internal controls.

•      Maintains effective working relationships with the Board of Directors and oversees the independent auditors and our financial management.

•      Discharges Board of Directors’ responsibilities relating to the promotion of professional and ethical conduct of our Directors and officers.

•      Reviews the Code of Ethics and Code of Conduct and compliance with these policies.

•      Reviews potential conflicts of interests.

•      All of the members of the committee are independent in accordance with applicable listing standards and SEC rules.

•      Each member of this committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement.

•      The Board has determined that all of the members of our Audit Committee are “audit committee financial experts” and has designated them as such.

•      The amended Audit Committee charter is attached to this proxy statement as Exhibit A and is available on our website. The committee reviews and reassesses the adequacy of the charter at least annually.

8

Name of Committee and Members	Functions of the Committee and Other Information	No. of Meetings in 2003

Compensation Committee C. David Bushley, chairperson Samuel Belzberg Jeffrey E. Stiefler	• Makes recommendations to the independent members of the Board of Directors regarding compensation of the Chief Executive Officer, Chief Operating Officer and other executive officers and Directors.	4

•      Approves and evaluates our Director and officer compensation plans, policies and programs.

•      All of the members of the committee are independent in accordance with applicable listing standards, tax rules and SEC rules.

Board Nomination Committee Samuel Belzberg, chairperson Richard J. Hughes Jeffrey E. Stiefler	• Recommends candidates to the Board of Directors for nomination as Directors and Board committee members. • Assists the Board of Directors in determining whether Board candidates and current Board members meet the criteria for independence required by applicable listing standards and the SEC.	2

•      All of the members of the committee are independent in accordance with applicable listing standards and SEC rules.

•      The amended Board Nomination Committee charter is attached to this proxy statement as Exhibit B and is available on our website.

•      The committee will consider Director candidates recommended by stockholders. See “Other Information—Director Nominations and Qualifications” below.

Government Liaison Committee Leo Kornfeld, chairperson Michael H. Shaut

•      Communicates our interests to regulatory agencies (other than the SEC) having authority over the student loan and post-secondary education industries.

•      Reviews the laws and administrative regulations relating to the student loan and post-secondary education industries and communicates our interests to these regulatory agencies and to the industries’ national organizations.

		Formed in 2004 and will begin meeting in 2004.

Compensation of Directors

In 2003, each of our independent Directors received fees of $5,000 annually for their service as a Director. Beginning in the second quarter of 2004, our independent Directors will each receive $20,000 annually in director fees. Additionally, the Chairperson of the Audit Committee will receive an annual retainer of $10,000, the Chairperson of the Compensation Committee will receive an annual retainer of $7,500 and the Chairperson of the Government

Liaison Committee will receive an annual retainer of $5,000. We will also pay fees of $1,000 for each Board and committee meeting attended in person or $300 if participating by telephone or video conference. The maximum cumulative calendar year compensation to independent Directors for serving on the Board and participation in Board and committee meetings may not exceed $30,000. These fees will be paid at the end of each quarter. Independent Directors may elect to receive their fees in the form of Education Lending Group common stock using the closing price on the last trading day of the quarter.

From time to time, our Directors have been granted options under our Stock Option Plan and in the future may be granted awards, such as stock options and restricted stock, under the Long Term Incentive Plan, if the plan is approved by our stockholders, for their services as Directors. Grants of these awards are determined by the Board of Directors. Starting in 2004, each independent Director will be granted options to purchase 15,000 shares of our common stock (subject to a one-year vesting period) upon joining the Board of Directors and options to purchase 10,000 additional shares of our common stock (subject to a one-year vesting period) each year thereafter during which such Director serves on the Board of Directors.

Directors who are also employees of Education Lending Group do not receive compensation for serving on the Board of Directors and are not paid a retainer for attending the Board or committee meetings.

Code of Ethics

We have adopted a Code of Ethics that applies to our senior financial officers including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller. We have posted our Code of Ethics on our website at www.educationlendinggroup.com. We plan to satisfy SEC and Nasdaq disclosure requirements regarding any amendment to, or waiver of, the Code of Ethics relating to our Chief Executive Officer or Chief Financial Officer, and persons performing similar functions, by posting such information on our website and making any necessary filings with the SEC. Additionally, we have adopted a Code of Conduct that applies to all of our employees, officers and Directors. The Code of Conduct is designed to guide the personal business ethics of our employees, officers and Directors. We believe that honesty and integrity are cornerstones of ethical behavior and that trustworthiness and dependability are essential to lasting relationships. Our Code of Conduct emphasizes a standard of ethical conduct that should permeate our business dealings and relationships. It is also available on our website at www.educationlendinggroup.com.

APPROVAL OF LONG TERM INCENTIVE PLAN

Our Board has adopted an amendment to our Stock Option Plan and restated it as the “Long Term Incentive Plan.” The Board unanimously recommends that our stockholders vote FOR the approval of the plan.

Background

The Long Term Incentive Plan, if approved, will replace our existing Stock Option Plan. Education Lending Group’s Stock Option Plan was last amended on April 4, 2002 and approved by our stockholders at the 2002 annual meeting. The current Stock Option Plan is an incentive plan that gives the Board of Directors or the Compensation Committee of the Board of Directors the ability to grant stock options to attract and retain Directors, officers and other key employees of Education Lending Group. Currently, under the Stock Option Plan, options for up to 3,000,000 shares of our common stock may be granted from time to time. After discussions on several occasions, on March 9, 2004 the Board of Directors adopted, subject to stockholder approval, a restatement of the Stock Option Plan to be known as the Education Lending Group, Inc. Long Term Incentive Plan, or the LTIP. The Board adopted the amended plan in order to:

•	provide additional types of incentive awards, including stock appreciation rights, performance units, performance shares, restricted shares, deferred shares and other awards relating to our shares of common stock;

•	increase the number of shares of our common stock that may be issued or transferred under all awards by 1,500,000;

•	prevent the repricing of “underwater options” (i.e., options with an exercise price per share that is higher than the fair market value of a share of our common stock); and

•	prevent the grant of stock options where the exercise price is lower than the fair market value of a share of our common stock on the date of grant.

The LTIP is set forth in full as Exhibit C to this proxy statement and is summarized under the caption “Summary of the LTIP,” below.

Subject to some exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) generally limits a corporation’s federal income tax deduction to $1,000,000 annually for compensation paid to each of its Chief Executive Officer and the other four highest paid executive officers. Some compensation paid under stockholder-approved plans is exempt from this limitation. Currently, stock options granted by Education Lending Group pursuant to the Stock Option Plan are excluded from this $1,000,000 limitation. If the LTIP is approved by our stockholders, that approval will be approval of the LTIP under Section 162(m) of the Code and will allow us to rely on the exception under Section 162(m) of the Code for performance-based compensation (in addition to stock options) awarded under the LTIP.

Under the existing Stock Option Plan, the number of shares of common stock that may be issued or transferred on the exercise of an option may not exceed 3,000,000 (subject to adjustment as provided in the Stock Option Plan). As of March 26, 2004, we have awarded (and not cancelled) options to purchase all 3,000,000 of the shares of common stock authorized under the Stock Option Plan; additionally options to purchase 447,298 additional shares have been granted, subject to stockholder approval of the plan, as amended and restated.

The Board of Directors believes that a long term incentive program is an important factor in attracting, retaining and motivating our officers, other key employees and Directors. The Board of Directors has recognized the need for additional types of awards and an increase in the number of shares of common stock that may be issued or transferred in connection with awards.

Accordingly, the Board of Directors has adopted the amendment of the Stock Option Plan, and renamed it the Long Term Incentive Plan, subject to stockholder approval. If the LTIP is not approved by the stockholders at the Annual Meeting, the Stock Option Plan will remain in effect without change and the contingent option grants covering 447,298 shares of common stock will be void. If approved, an additional 1,500,000 shares of common stock will be available for issuance or transfer pursuant to future awards under the LTIP and the contingent option grants covering 447,298 shares of common stock will remain outstanding. Each of our executive officers and Directors is eligible to receive awards pursuant to the LTIP.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the LTIP. The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote on this proposal is required for approval of this proposal.

Summary of the LTIP

The LTIP is set forth in full as Exhibit C to this proxy statement and is summarized below. The following summary is not intended to be complete and you should refer to the plan for a complete statement of its terms and provisions.

Plan Limits.    The maximum number of shares of common stock that may be issued or transferred (a) upon the exercise of option rights or appreciation rights, (b) in payment of performance shares or performance units that have been earned, (c) as restricted shares and released from substantial risk of forfeiture, (d) as deferred shares, (e) in payment of dividend equivalents paid with respect to awards made under the LTIP or (f) in payment of other share-based awards may not in the aggregate exceed 4,500,000 shares of common stock, which may be shares of original issuance or treasury shares or a combination thereof. These limits are subject to adjustments as provided in the LTIP for stock splits, stock dividends, recapitalizations and other similar events.

Upon the payment in cash of a benefit provided by any award under the LTIP, any shares of common stock that were covered by such award will again be available for issuance or transfer under the LTIP. If any award terminates, expires or is canceled with respect to any shares of common stock, new awards may be granted later covering such common stock.

The aggregate number of shares of common stock actually issued or transferred by Education Lending Group upon the exercise of incentive stock options, or ISOs, (within the meaning of Section 422 of the Code) may not exceed 4,500,000 shares of common stock. No participant may be granted option rights and appreciation rights, in the aggregate, for more than 250,000 shares of common stock during any calendar year. The number of performance shares that may be granted and paid out under the LTIP, and the number of restricted shares, deferred shares and shares of common stock granted under other share-based awards (after taking forfeitures into account) may not exceed, in the aggregate, 500,000.

The aggregate number of shares of common stock subject to an award granted to any one participant in any calendar year as performance shares, restricted shares specifying management objectives or other share-based awards specifying management objectives, may not exceed 50,000 shares of common stock. No participant may receive, in any one calendar year, awards of performance units having an aggregate maximum value as of their respective dates of grant in excess of $500,000.

Option Rights.    Option rights provide the right to purchase shares of common stock at a price not less than their fair market value on the date of grant. The Compensation Committee may determine, at or after the date of grant, that payment of the option price of any option right (other than an ISO) may also be made in whole or in part in the form of restricted shares or other shares of common stock that are forfeitable or subject to restrictions on transfer. To the extent permitted by law, any grant of option rights may provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise.

Option rights granted under the LTIP may be option rights that are intended to qualify as ISOs or option rights that are not intended to so qualify or combinations thereof. The Compensation Committee may provide for the payment to the optionee of dividend equivalents paid on a current, deferred or contingent basis or may provide that the equivalents be credited against the option price. No option rights may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment that is necessary before the option rights become exercisable. Any grant of option rights may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.

Appreciation Rights.    Appreciation rights represent the right to receive from Education Lending Group an amount, determined by the Compensation Committee and expressed as a percentage not exceeding 100 percent, of the difference between the base price established for such appreciation rights (not less than the fair market value of a share on the date of grant) and the market value of the common stock on the date the appreciation rights are exercised. Appreciation rights can be tandem (granted with option rights to provide an alternative to exercise of the option rights) or free-standing. Tandem appreciation rights may only be exercised at a time when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Free-standing appreciation rights must have a base price per appreciation right and may not be exercisable more than ten years from the date of grant. Any grant of appreciation rights may specify that the amount payable by Education Lending Group on exercise of the appreciation right may be paid in cash, in common stock or in any combination thereof, and may either grant to the recipient or retain in the Compensation Committee the right to elect among those alternatives. Any grant of appreciation rights may provide for the payment of dividend equivalents in the form of cash or common stock paid on a current, deferred or contingent basis. Any grant of appreciation rights may specify management objectives (as described below) that must be achieved as a condition to exercise such rights.

Performance Shares and Performance Units.    A performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00. The participant will be given one or more management objectives to meet within a specified period of not less than three years, which may be shorter under certain circumstances (the “performance period”). A minimum level of acceptable achievement will also be established by the Compensation Committee. If by the end of the performance period, the participant has achieved the specified management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the management objectives, but has attained or exceeded a predetermined minimum level of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Compensation Committee in cash, common stock or any combination thereof. The grant may provide for the payment of dividend equivalents thereon in cash or in common stock on a current, deferred or contingent basis.

Restricted Shares.    Restricted shares constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. The participant has dividend and voting rights on such shares. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, for a period to be determined by the Compensation Committee on the date of the grant (not less than three years except in certain circumstances). In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue. The Compensation Committee may provide for the earlier termination of the forfeiture provisions in the event of a change in control of Education Lending Group.

Any grant of restricted shares may specify management objectives which, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Any such grant may also specify in respect of such specified management objectives, a minimum acceptable level of achievement and must set forth a formula for determining the number of restricted shares on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the specified management objectives.

Deferred Shares.    Deferred shares constitute an agreement to deliver shares of common stock to the recipient in the future in consideration of the performance of services over a period of not less than three years except in certain circumstances, but subject to the fulfillment of such conditions as the Compensation Committee may specify. Prior to the delivery of such shares, the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the deferred shares. The Compensation Committee may authorize the payment of dividend equivalents on the deferred shares, in cash or common stock, on a current, deferred or contingent basis. The Compensation Committee must fix a deferral period at the time of grant, and may provide for the earlier termination of the deferral period in the event of a change in control of Education Lending Group.

Other Awards.    The Compensation Committee may, subject to limitations under applicable law, grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of common stock. The Compensation Committee may also grant cash awards as an element of or supplement to any other award granted under the LTIP.

Management Objectives.    The LTIP requires that the Compensation Committee establish “management objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, option rights, appreciation rights, and restricted shares may also be contingent upon achievement of management objectives. Management objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or subsidiary, division, department, region or function within Education Lending Group in which the participant is employed. Management objectives applicable to any award to a participant who is, or is determined by the Compensation Committee likely to become, a “covered employee” within the meaning of Section 162(m)(3) of the Code will be limited to specified levels of, or growth in, one or more of the following criteria: revenues, earnings after interest and/or after interest and taxes, net income, cash flow, earnings per share, economic value added, return on equity, core and/or total return on assets, total return to stockholders, operating margin, stock price and/or strategic business criteria consisting of one or more specified objectives regarding strategic partnering, market penetration, acquisitions, product development, disbursed loan volume levels and core spread interest rate levels. Except in the case of a covered employee where such modification would result in the loss of an otherwise available exemption under Section 162(m) of the Code, if the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the management objectives unsuitable, the Compensation Committee may modify such management objectives, in whole or in part, as the Compensation Committee deems appropriate and equitable.

Administration.    The Compensation Committee of the Board of Directors will administer and interpret the LTIP. The Compensation Committee is composed of not less than two Directors, each of whom must be a “non-employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside Director” within the meaning of Section 162(m) of the Code and the regulations issued thereunder. In the absence of a Compensation Committee or in the event of grants to non-employee Directors, the Board of Directors will administer and interpret the LTIP.

Eligibility.    Officers, key employees and Directors, as determined by the Compensation Committee, may be selected to receive benefits under the LTIP. In addition, a person who has been offered employment by Education Lending Group may be selected to receive benefits under the LTIP, but such prospective employee may not receive any payment or exercise the right relating to an award until such person has commenced employment with Education Lending Group.

Transferability.    Except as otherwise determined by the Compensation Committee, option rights, appreciation rights and other derivative securities awarded under the LTIP will not be transferable by a participant other than by will or the laws of descent and distribution. Any award made under the LTIP may provide that any common stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments.    The Compensation Committee may make or provide for such adjustments in the numbers of shares of common stock covered by outstanding option rights, appreciation rights, performance shares, deferred shares and other share-based awards, in the option price and base price provided in outstanding option and appreciation rights, and in the kind of shares covered thereby, as the Compensation Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of Education Lending Group, (b) any merger, consolidation, spinoff, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Compensation Committee may provide in substitution for any or all of the outstanding awards under the LTIP such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

Amendments and Miscellaneous.    The LTIP may be amended by the Board of Directors, but any amendment that must be approved by our stockholders in order to comply with applicable law or rules will not be effective unless and until such approval has been obtained. However, the Board may amend the LTIP to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws and regulations, or in the interpretation of such laws and regulations.

Where the Compensation Committee has established conditions to the exercisability or retention of certain awards, the LTIP allows the Compensation Committee to take action in its sole discretion at or after the date of grant to adjust such conditions in certain circumstances, including in the case of death, disability or retirement, except where such action would result in the loss of an otherwise available exemption under Section 162(m) of the Code.

The Compensation Committee may not, without the further approval of our stockholders, authorize the amendment of any outstanding option right or appreciation right to reduce the option price or base price. No option right may be cancelled and replaced with awards having a lower option price without the further approval of our stockholders. The Compensation Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the LTIP pursuant to such rules, procedures or programs as it may establish for purposes of the LTIP. The Compensation Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferred amounts.

The Compensation Committee may condition the grant of any award or combination of awards authorized under the LTIP on the deferral by the participant of his or her right to receive a cash bonus or other compensation otherwise payable by Education Lending Group to the participant. No grant may be made more than ten years after March 9, 2004, but awards effective at that time will continue in accordance with their terms.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the LTIP. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Nonqualified Stock Options.    In general, (a) no income will be recognized by an optionee at the time a nonqualified option right is granted; (b) at the time of exercise of a nonqualified option right ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.    No income will be recognized by an optionee upon the grant of an incentive stock option. In general, no income will be recognized upon the exercise of an incentive stock option. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the timely exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Appreciation Rights.    No income will be recognized by a participant in connection with the grant of a tandem appreciation right or a free-standing appreciation right. When the appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Performance Shares and Performance Units.    No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received.

Restricted Shares.    The recipient of restricted shares generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be taxed as ordinary income to the participant.

Deferred Shares.    Generally, no income will be recognized upon the award of deferred shares. The recipient of a deferred share award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such deferred shares), and the capital gains/loss holding period for such shares also will commence on such date.

Other Share-Based Awards.    The recipient of a share-based award other than an award described above generally will be subject to tax at ordinary income rates on the fair market value of shares of common stock on the date of grant of the share-based award, and the capital gains/loss holding period for such shares also will commence on such date.

Tax Consequences to Education Lending Group

To the extent that a participant recognizes ordinary income in the circumstances described above, Education Lending Group or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income (a) meets the test of reasonableness, (b) is an ordinary and necessary business expense, (c) is not an “excess parachute payment” within the meaning of Section 280G of the Code and (d) is not disallowed by the $1 million limitation on certain executive compensation.

Plan Benefits

The total benefits to be awarded in the future under the LTIP are not determinable at this time and will depend on performance and other factors. However, as indicated below, as of March 26, 2004 options to purchase 447,298 shares in excess of the shares authorized under the Stock Option Plan have been granted on a contingent basis, subject to stockholder approval. Each of these contingent option grants contains an exercise price per share of common stock that is equal to the fair market value of a share of common stock on the date of the grant of such option. The following table presents information on these awards, which contain exercise prices ranging from $5.35 to $13.73 per share of common stock:

Name and Position	Number of Shares Underlying Options Granted Subject to Stockholder Approval
Robert deRose, Chairman and Chief Executive Officer	-0-

Michael H. Shaut, President and Chief Operating Officer	-0-

James G. Clark, Executive Vice President and Chief Financial Officer	-0-

Douglas L. Feist, Executive Vice President, Secretary and General Counsel	-0-

Fabrizio Balestri, President and Chief Executive Officer, Student Loan Xpress, Inc.	-0-

Executive Group (6 persons)	75,000

Non-Executive Director Group (5 persons)	100,000

Non-Executive Officer Employee Group (approximately 111 persons)	272,298

The following table shows the number of securities to be issued upon the exercise of outstanding options, warrants and rights, the weighted average exercise price of the outstanding options, warrants and rights and the number of securities available for future issuance under all of our equity compensation plans as of December 31, 2003. The Board of Directors has recommended that we amend and restate the Stock Option Plan as the Education Lending Group Long Term Incentive Plan. Under the LTIP the number of shares reserved for issuance would be increased from 3,000,000 to 4,500,000. The amendment and restatement of the Stock Option Plan as the LTIP is subject to stockholder approval.

	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,794,194	$3.60	1,135,435
Equity compensation plans not approved by stockholders	—	N/A	—

Total	2,794,194	$3.60	1,135,435

(1)	Of the total number of options outstanding as of December 31, 2003, 364,565 shares are subject to stockholder approval as these awards are in excess of the 3,000,000 million share maximum approved by our stockholders.

(2)	Calculation of amount remaining available for future issuance assumes stockholders will approve the LTIP and the resulting increase in the share reserve discussed above.

On March 26, 2004, the Nasdaq Stock Market and Commodity Systems, Inc. reported that our common stock closed at $14.71 per share.

The current Stock Option Plan allows us to grant options for up to 3,000,000 shares of common stock. As of March 26, 2004, we had granted options for 3,719,248 shares of our common stock under the plan, of which 2,630,445 were unexercised and 447,298 were subject to stockholder approval. As of March 26, 2004, participants in the Stock Option Plan include three Directors who are also executive officers, four non-employee Directors, four executive officers and approximately 111 employees. It is not possible for us to determine which Directors and executive officers may receive options under the Stock Option Plan or, if approved, the LTIP during 2004. As of March 26, 2004, all of the Directors and executive officers named in the Summary Compensation Table below, as a group, had received options under the Stock Option Plan covering an aggregate of 1,715,995 shares of common stock. The exercise prices for these options range from $0.90 to $4.15. Since the inception of the Stock Option Plan through March 26, 2004, approximately 167 employees and non-employee Directors have received options covering an aggregate of 3,719,248 shares of common stock. The exercise prices for these options range from $0.90 to $13.73.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of common stock beneficially owned as of March 26, 2004 by the Directors, Director nominee, executive officers named in the Summary Compensation Table and all of the Directors and executive officers as a group.

Name (1)	Number of Shares of Common Stock Owned (2)		Right to Acquire Shares of Common Stock (3)	Percent of Outstanding Shares of Common Stock
Robert deRose	1,159,000	(4)	106,667	7.76%
Michael H. Shaut	419,000		341,667	4.60%
Douglas L. Feist	33,192		113,525	*
Fabrizio Balestri	8,000		101,667	*
James G. Clark	145,000		1,667	*
Samuel Belzberg	75,000	(5)(6)	53,500	*
C. David Bushley	-0-		50,000	*
Richard J. Hughes	50,000		23,500	*
Leo Kornfeld	-0-		33,500	*
Jeffrey E. Stiefler	-0-		50,000	*
Robert V. Antonucci	-0-		-0-	*
Directors and executive officers as a group (12 persons)	1,889,192		875,693	16.19%

*	Represents less than 1% of the 16,199,271 shares of outstanding common stock of Education Lending Group on March 26, 2004.

(1)	The address for each individual is care of Education Lending Group, 12760 High Bluff Drive, Suite 210, San Diego, California 92130.

(2)	Except as otherwise stated in the notes below, beneficial ownership of the shares held by each individual consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or with family members of the individual.

(3)	Represents shares of common stock that may be acquired pursuant to options or warrants that are currently exercisable or will be exercisable within 60 days of March 26, 2004.

(4)	Includes 15,000 shares owned by The deRose Foundation, for which Mr. deRose has sole investment power, 10,000 shares owned through an IRA, for which Mr. deRose has sole investment power, 40,000 shares purchased by Mr. deRose as trustee of his daughter’s trust, for which he has sole investment power and 994,000 shares owned by the deRose Family Trust, for which Mr. deRose has sole investment power.

(5)	Includes 75,000 shares of common stock held by Gibralt Capital Corporation, for which Mr. Belzberg has sole voting power.

(6)	The son of Samuel Belzberg is the owner of Winton Capital Holding LTD, a beneficial owner, as of February 6, 2004, of 1,484,000 shares, including warrants for 62,500 shares of common stock. Samuel Belzberg has no voting or investment power with respect to the shares held by Winton Capital Holding LTD and disclaims any ownership interest in such shares.

The following table shows the number of shares of common stock beneficially owned as of March 26, 2004 (including options and warrants exercisable within 60 days of that date), by all investors known to us to beneficially own more than 5% of our outstanding common stock (other than Mr. deRose, whose beneficial ownership is shown in the table above). The information included in the table was derived solely from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares
Roland and Dawn Arnall Living Trust 1100 Town & Country Road Orange, California 92868	1,875,000	(2)	11.57%

Winton Capital Holding LTD 5th Floor, Zephyr House, Mary Street George Town PO Box 32002 SMB Grand Cayman Cayman Islands B.W.I.	1,484,000	(3)	9.13%

(1)	Beneficial ownership of the shares held by each investor consists of sole voting power and sole investment power, or of voting power and investment power that is shared with the spouse or family members of an individual investor.

(2)	Based solely on information obtained from a Schedule 13-G filed with the Securities and Exchange Commission on April 22, 2003.

(3)	Based solely on information obtained from a Schedule 13-G filed with the Securities and Exchange Commission on February 6, 2004. Includes 62,500 shares of common stock that may be acquired pursuant to warrants, granted on February 9, 2001, that are currently exercisable.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

Education Lending Group’s Compensation Committee makes recommendations to the independent members of the Board of Directors regarding executive compensation and benefits, including compensation and benefits for our Chief Executive Officer, Chief Operating Officer and other executive officers and Directors. The Committee manages and oversees Education Lending Group’s equity compensation plans, grants equity-based awards to selected executive officers and makes recommendations to the Board of Directors for the granting of equity-based awards to non-employee Directors of Education Lending Group.

Executive Compensation Principles

The Committee is responsible for establishing compensation and benefits policies for Education Lending Group’s executive officers that are consistent with Education Lending Group’s goals and business strategies. Education Lending Group’s philosophy regarding executive compensation is based on the principles that:

•	compensation should be related to performance and should be comparable to the compensation provided by companies similar to Education Lending Group and companies with which it competes for executive talent;

•	individual compensation targets should be competitive with the selected peer group and provide significant incentives for superior performance;

•	compensation should align the interests of the executive officers with the interests of Education Lending Group’s stockholders; and

•	compensation should enable Education Lending Group to attract and retain the management necessary to lead and manage a high growth services company.

The Committee also reviews and approves annual (and, to the extent applicable, long-term) performance criteria and goals at the beginning of each applicable performance period and certifies the results at the end of each performance period.

The Committee has determined that the appropriate peer group for purposes of establishing the amount of compensation that it provides to Education Lending Group’s executive officers is a group of 13 companies from the financial services industry that were selected by Education Lending Group’s compensation consultant. This compensation peer group includes, but is not limited to, the group of companies used for purposes of comparing Education Lending Group’s total stockholder return in the performance graph included later in this proxy statement. For comparative purposes, the Company has chosen to focus on companies that serve the education loan marketplace.

Components of Executive Compensation

The three components of executive compensation are:

•	Base Salary

•	Annual Incentive Bonus

•	Long-Term Incentives

Base Salaries.    Base salary ranges for executive officers, including the named executive officers in the Summary Compensation Table below, are targeted to be comparable to salaries for similar positions at companies in the compensation peer group. Individual salaries are adjusted as needed based on individual performance, with performance being assessed annually against specific and measurable targets of Company and individual performance.

Annual Incentives.    The annual bonuses for executive officers are based on Education Lending Group’s operating results, the operating results of its subsidiaries, and individual executive performance. The

Compensation Committee reserves final approval for annual incentive awards at the executive level presented by management. The executive performance measures for the forthcoming year are agreed to by the Board as part of the annual budgeting and planning process of Education Lending Group. The Board of Directors reviews and adopts the annual executive compensation plan recommended by the Compensation Committee, which sets forth the performance baselines and targets for annual incentive awards for the respective year. The 2003 annual incentive awards were based on Education Lending Group’s performance with respect to loan volume, the value of loans added to the balance sheet, net interest margin and expense management.

Long-Term Incentives.    The long-term incentives for executive officers have to date been allotted solely by way of stock option grants. If the stockholders approve the amendments to the Stock Option Plan, the Compensation Committee will have the discretion in the future to grant other types of performance-based long-term incentive awards, such as performance-based restricted stock and/or performance shares, all of which would be subject to a minimum three year vesting or performance period (subject to certain exceptions). The Long Term Incentive Plan is intended to enhance performance and support executive retention with the Company. Marketplace data is relied upon to provide comparative peer group figures that are examined in establishing the relative sizes of long-term incentive awards.

The relative weight given to each element of compensation (base salary, annual bonus, and long-term incentives) is intended to favor long-term incentives and annual bonuses as variable compensation expenses that increase only when supported by performance, rather than relying primarily upon a fixed cost salary. The Compensation Committee annually reviews the base salaries of executive officers and those base salaries are traditionally adjusted at the beginning of each year. The Compensation Committee considers current marketplace data for the compensation peer group as well as individual and corporate performance when making its recommendations to the Board of Directors concerning executive salaries and incentive compensation.

Compensation of the Chief Executive Officer and the President

The Compensation Committee determines Mr. deRose’s and Mr. Shaut’s compensation by reviewing the compensation and benefits of the chief executive officers and presidents of companies with which Education Lending Group competes in the marketplace and for executive talent. Mr. deRose’s and Mr. Shaut’s performance are evaluated on an annual basis and, based on this evaluation, a determination is made regarding Mr. deRose’s and Mr. Shaut’s respective compensation for the upcoming year. The evaluation of Mr. deRose and Mr. Shaut primarily focuses on attainment of Education Lending Group’s annual performance goals compared to operating, organizational, and strategic goals established at the commencement of the year and approved by the Board. In the future, we expect these goals to focus predominantly on achievement of targeted profitability, net interest income, and growth in net assets of the Company. Mr. deRose’s base salary for 2003, based on this evaluation of his performance during 2002, was set at $260,000. Mr. Shaut’s base salary for 2003 based on this evaluation of his performance during 2002, was set at $286,000.

Mr. deRose’s and Mr. Shaut’s annual bonuses for 2003 were based on the Company exceeding its student loan volume origination goals from its primary business channel, creating balance sheet value, exceeding certain net interest margin goals, and operating expense management, as well as other specific strategic goals for 2003. Mr. deRose’s annual bonus for 2003 was $309,026. Mr. Shaut’s annual bonus for 2003 was $339,929.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income deduction for compensation paid to Education Lending Group’s named executive officers. The Committee intends to maximize the amount of compensation expense that is deductible by Education Lending Group when it is appropriate and in the best interests of Education Lending Group and its stockholders.

COMPENSATION COMMITTEE

C. David Bushley, Chairperson

Samuel Belzberg

Jeffrey E. Stiefler

March 9, 2004

Compensation Committee Independence and Interlocks

During 2003, Michael H. Shaut was a member of the Compensation Committee. Before our common stock began trading on the Nasdaq and prior to the time that Nasdaq’s new corporate governance rules became effective, we were not required to have a compensation committee comprised solely of independent Directors. Effective March 9, 2004, Mr. Shaut is no longer a member of the Compensation Committee. All of the current members of the Compensation Committee are “independent Directors” as defined by the applicable listing standards and SEC rules. None of the current members of the Compensation Committee has entered into, or agreed to enter into, any transaction or series of transactions with us where the amount involved exceeds $60,000. During 2003, none of our executive officers served on the compensation committee (or another board committee with similar responsibilities, or if there was no such committee, the board of directors) of another company where one of that company’s executive officers served on our Compensation Committee or our Board. Additionally, none of our executive officers was a director of another company whose executive officers served on our Compensation Committee.

Summary Compensation Table

The following table shows the compensation received for the last three years by Education Lending Group’s Chief Executive Officer and our next four most highly compensated executive officers during 2003. We refer to these executives as our “named executive officers.”

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation	Number of Shares Underlying Options/Warrants	All Other Compensation
Robert deRose, Chairman and Chief Executive Officer	2003 2002 2001	259,167 237,500 162,500	309,026 328,684 -0-	-0- -0- -0-	20,000 -0- 435,000	-0- -0- -0-

Michael H. Shaut, President and Chief Operating Officer	2003 2002 2001	285,083 262,500 131,250	339,929 361,552 -0-	-0- -0- -0-	20,000 -0- 935,000	-0- -0- -0-

Douglas L. Feist, Executive Vice President, Secretary and General Counsel	2003 2002 2001	167,333 150,000 23,333	183,704 161,555 -0-	-0- -0- -0-	5,000 -0- 106,858	-0- -0- -0-

Fabrizio Balestri, President and Chief Executive Officer, Student Loan Xpress, Inc.	2003 2002 2001	183,667 180,000 -0-	164,900 23,901 -0-	-0- -0- -0-	5,000 150,000 -0-	-0- -0- -0-

James G. Clark, Executive Vice President and Chief Financial Officer	2003 2002 2001	162,104 147,500 102,500	170,226 163,027 -0-	-0- -0- -0-	5,000 -0- 63,637	-0- -0- -0-

(1)	For an additional discussion of the bonuses paid to our executive officers, and our executive compensation generally, see “Compensation Committee Report on Executive Compensation” above.

Option Grants In 2003

The following table show options granted during 2003 to our named executive officers.

	Individual Grants(1)				Grant Date Present Value ($)(2)
Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Robert deRose	20,000	3.1	4.15	01/01/13	71,780
Michael H. Shaut	20,000	3.1	4.15	01/01/13	71,780
Douglas L. Feist	5,000	0.8	4.15	01/01/13	17,945
Fabrizio Balestri	5,000	0.8	4.15	01/01/13	17,945
James G. Clark	5,000	0.8	4.15	01/01/13	17,945

(1)	Time-vested options granted in 2003 were granted under Education Lending Group’s Stock Option Plan. In general, the options vest over a three-year period, with one-third of the options vesting on each anniversary of the grant date. The options expire ten years from the date of grant.

(2)	The grant date present value of the time-vested options was estimated using the Black-Scholes option pricing model, with an assumed risk-free interest rate of 3.92%, stock price volatility of 92.0% per annum and a 9.33 year expected life.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-end Option Values

The following table shows option exercises and the value of unexercised stock options and warrants held by the named executive officers during 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)(1)	Number of Shares Underlying Unexercised Options /Warrants at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/Warrants at Fiscal Year-End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert deRose	300,000	2,907,000	200,000	20,000	2,084,000	184,800
Michael H. Shaut	500,000	4,835,667	335,000	220,000	3,762,484	2,582,800
Douglas L. Feist	-0-	-0-	111,858	5,000	1,311,363	46,200
Fabrizio Balestri	-0-	-0-	50,000	105,000	569,500	1,185,200
James G. Clark	78,637	726,779	-0-	5,000	-0-	46,200

(1)	Represents the difference between the option exercise price and the last sale price of a share of common stock of Education Lending Group as reported on The OTC Bulletin Board, The Nasdaq SmallCap Market or The Nasdaq National Market, as applicable, on the date prior to exercise.

(2)	Based on the closing price of a share of common stock of Education Lending Group on December 31, 2003 of $13.39, as reported on The Nasdaq National Market, less the exercise price of the option or warrant.

Employment Agreements with Executive Officers

On September 15, 2001, we entered into executive employment agreements with Robert deRose, Michael H. Shaut, James G. Clark, and Douglas L. Feist. Each agreement provides for the executive’s employment as an executive officer of Education Lending Group, continues through June 30, 2004 and automatically renews for one-year terms unless terminated prior to March 31 of the previous year. On June 30, 2004, the agreements will be renewed until June 30, 2005 pursuant to the provisions of those agreements.

The agreements provide for annual base compensation and certain fringe and other employee benefits that are made available to executive officers of Education Lending Group. The Compensation Committee has

determined that the 2004 annual base compensation for each executive will be as follows: Robert deRose—$300,000; Michael H. Shaut—$300,000; James G. Clark—$180,000; and Douglas L. Feist—$180,000. Additionally, each executive has a right to participate in our annual incentive plan and Stock Option Plan on such terms as the Compensation Committee may determine.

The amount of each executive’s bonus is set forth in the Summary Compensation Table included above. In 2003, we paid incentive-based bonuses to employees of approximately $3.0 million. The Compensation Committee, consisting of C. David Bushley, Samuel Belzberg and Jeffrey E. Stiefler, makes recommendations regarding executive compensation and benefits and is responsible for establishing compensation and benefits policies for our executive officers that are consistent with our goals and business strategy.

If an executive’s employment is terminated other than for “good reason” during the two-year period beginning on the date of a “change of control” or for “cause” (in each case as defined in the agreements), Education Lending Group must pay to the executive any unpaid base salary earned through the termination date and any bonus under the annual incentive plan to which he is entitled in accordance with the terms of the plan.

If an executive’s employment is terminated due to his death, Education Lending Group must pay to the executive’s beneficiaries any earned but unpaid base salary and bonus, a pro rated amount of the executive’s target bonus for the year of his death, and an amount equal to the executive’s annual base salary in effect prior to his death.

If an executive’s employment is terminated due to his disability, Education Lending Group must pay to the executive all base salary and bonus to which he would have been entitled had he continued to be actively employed to the earliest of (i) the first anniversary of the termination date, (ii) the date of the executive’s death, or (iii) the executive’s 65th birthday. Any payments must be offset by benefits received under any disability plan or policy funded by the Company. If the payments terminate on the first anniversary of the termination date (rather than on the executive’s death or 65th birthday), then Education Lending Group must also pay to the executive any accrued but unpaid bonus for the prior year and a pro rated amount of his target bonus for the year of termination.

If an executive’s employment is terminated without “cause” and not during the two-year period beginning on a “change of control,” then Education Lending Group must pay or provide the following benefits to the executive: all earned but unpaid salary and bonus, a pro rated amount of the executive’s target bonus for the year of termination, continuing health and life insurance coverage through the first to occur of the end of the 18-month period (12 months for Mr. Clark and Mr. Feist) following the termination date or the executive’s 65th birthday, full vesting of stock options and an amount equal to one and a half times (one times for Mr. Clark and Mr. Feist) the executive’s highest annual base salary plus applicable annual bonus. If, however, the executive’s 65th birthday is less than 17 full months (12 full months for Mr. Clark and Mr. Feist) after the termination date, then the multiple will be a fraction, the numerator of which is the number of full and partial months in the period beginning on the termination date and ending on the executive’s 65th birthday, and the denominator of which is 18 (12 for Mr. Clark and Mr. Feist).

If an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” during the two-year period beginning on a “change of control,” then Education Lending Group shall pay or provide the following benefits to the executive: all earned but unpaid salary and bonus, a pro rated amount of the executive’s target bonus for the year of termination, continuing health and life insurance coverage for two years (one year for Mr. Clark and Mr. Feist), full vesting of all outstanding stock options and benefits under all retirement plans, continued participation in the retirement plans for two years, and an amount equal to two times (one times for Mr. Clark and Mr. Feist) the executive’s highest annual base salary plus applicable annual bonus.

Each executive is also entitled to receive a gross up payment in the event that the golden parachute excise tax applies to any payment made to him following a “change in control.”

The agreements also contain a confidentiality clause, a non-solicitation clause and a one-year non-competition clause.

EDUCATION LENDING GROUP STOCK PERFORMANCE

The following graph shows a comparison of cumulative total returns for Education Lending Group common stock, the Nasdaq National Stock Market and our industry peer group, consisting of SLM Corp. and Student Loan Corp., since our stock first began trading publicly on April 27, 1999. We have assumed an initial investment of $100 and reinvestment of dividends.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Education Lending Group’s financial reporting process on behalf of the Board of Directors. None of the Directors on the Audit Committee has been an employee of Education Lending Group or any of its subsidiaries. All of the members of this Committee are “independent Directors” as defined by applicable listing standards and the SEC. Each member of the Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. Further, the Board has determined that each member of the Committee is an “audit committee financial expert.”

The Committee has adopted, and the Board of Directors has approved, a charter that sets forth the duties and responsibilities of the Committee, including procedures for the Committee’s review of the financial reporting process and review and oversight of the independent auditors. The Committee revised the charter in 2003 and 2004 to clarify its responsibilities, to combine the duties of the former Ethics Committee of the Board with the Audit Committee and to address new rules and laws. We have attached a copy of the revised charter to this proxy statement at Exhibit A.

In performing its functions, the Committee acts in an oversight capacity and relies on the work and assurances of Education Lending Group’s management and the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. The Committee meets with the independent auditors, with and without management present. In fulfilling its oversight responsibilities, the Committee met and:

•	reviewed the audited financial statements in the annual report with management;

•	received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from management and Education Lending Group;

•	discussed with the independent auditors the results of their examinations and the quality of our financial and accounting personnel; and

•	reviewed with the independent auditors, the auditors’ judgments as to the quality, not just the acceptability, of our accounting principles, our internal accounting systems and controls designed to ensure compliance with accounting standards and such other matters as are required to be discussed under generally accepted auditing standards.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Committee has also appointed the independent auditors for the 2004 fiscal year.

AUDIT COMMITTEE

Richard J. Hughes, Chairman

Samuel Belzberg

C. David Bushley

March 9, 2004

AUDITOR INDEPENDENCE

Selection of Auditors

The Audit Committee of our Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for 2004. They have served as our auditors since July, 2002. We expect a representative of PricewaterhouseCoopers to be present at the annual meeting of stockholders. The representative will be given an opportunity to make a statement if desired and to respond to questions regarding PricewaterhouseCoopers’ examination of our consolidated financial statements and records for the year ended December 31, 2003.

Audit Fees and Services

The aggregate fees for professional services from our auditors that we paid or accrued for the last two fiscal years were as follows:

Audit Fees

The aggregate fees paid to PricewaterhouseCoopers for its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our quarterly reports on Form 10-QSB and our annual reports on Form 10-K and 10-KSB were $164,040 for 2003 and $109,800 for 2002.

Audit-Related Fees

The aggregate fees paid to PricewaterhouseCoopers for audit-related services, such as comfort letters, consents and assistance with and review of documents filed with the SEC were $139,635 for 2003. Fees paid to Swenson Advisors for these same services were $86,800 for 2003 and $19,950 for 2002.

Tax Fees

The aggregate fees paid to PricewaterhouseCoopers for tax compliance, tax advice and tax planning were $75,000 for 2003 and $45,762 for 2002. Fees paid to Swenson Advisors for tax compliance, tax advice and tax planning were $521 for 2002.

Other Fees

The aggregate fees paid to PricewaterhouseCoopers for other services not included in the above categories were $17,300 for 2003 and $7,275 for 2002 and principally include expenses for general accounting and tax analysis and research.

The Audit Committee annually approves the scope of, and fees payable for, the year-end audit to be performed by our independent auditors for the next fiscal year. Management defines and presents to the Audit Committee specific projects and categories of service, and fee estimates, for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and determines whether to pre-approve the engagement of the independent auditors for the specific projects and categories of service on a quarterly basis. Notwithstanding the foregoing, the Audit Committee has approved that management is permitted to incur non-audit services in an aggregate amount of up to $25,000 without prior Audit Committee approval for tax consulting services, securitization services, tax compliance beyond the scope of the annual engagement, Sarbanes-Oxley consulting and transaction due diligence. Management will provide the Audit Committee with a reconciliation of these amounts each quarter, at which time the Audit Committee will approve additional amounts if necessary. From time to time, management may report to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee has delegated to its chair the authority to pre-approve the engagement of the independent auditors for permitted non-audit services in an aggregate amount of $25,000. The chair will report to the Audit Committee at each regularly scheduled meeting the nature and amount of any non-audit services that he has approved. If we want to engage the independent auditors for any other services, the services must be approved by the Audit Committee in advance of the engagement.

Since May 6, 2003, the effective date of the SEC’s rules requiring Audit Committee pre-approval of audit and non-audit services performed by a company’s independent auditors, all of the services provided by PricewaterhouseCoopers have been approved in accordance with the policies and procedures described above.

The Board of Directors and the Audit Committee have considered whether the provision of services by PricewaterhouseCoopers, other than the audit of our annual financial statements, is compatible with maintaining PricewaterhouseCoopers’ independence and have concluded that PricewaterhouseCoopers are “independent public accountants” in accordance with applicable listing standards and SEC rules.

CHANGE IN CERTIFYING ACCOUNTANT

On July 8, 2002, we dismissed Swenson Advisors, LLP as our independent public accountant. The decision to discontinue the engagement was based upon a recommendation of our Board of Directors.

Swenson Advisors’ reports on our financial statements for the last two years that it audited contained no adverse opinions or disclaimer of opinions and were not modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years that it audited, and through the date of the dismissal, there were no disagreements between Education Lending Group and Swenson Advisors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Swenson Advisors’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report during such time period, and there were no reportable events.

We provided Swenson Advisors with a copy of the above disclosures. Swenson Advisors furnished the SEC a letter, dated July 24, 2002, stating that Swenson Advisors agrees with the statements and disclosures as set forth above.

Effective July 11, 2002, Education Lending Group, based upon the recommendation of our Board of Directors, engaged PricewaterhouseCoopers LLP as its independent auditors. We have not consulted PricewaterhouseCoopers regarding the application of accounting principles to any completed or contemplated transaction or the type of audit opinion that might be rendered on the financial statements. No written or oral advice was provided that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or any disagreement between Education Lending Group and Swenson Advisors or any reportable event.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The son of Samuel Belzberg, a Director of Education Lending Group since 2001, is the owner of Winton Capital Holding LTD, a beneficial owner, as of March 26, 2004, of 1,484,000 shares, including warrants for 62,500 shares, of Education Lending Group common stock. Samuel Belzberg has no voting or investment power with respect to the shares held by Winton Capital Holding LTD.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Investors who own ten percent or more of our common stock and our Directors and executive officers file reports with the SEC indicating the number of shares of our common stock they owned when they became an executive officer or Director or ten percent stockholder and after that, any changes in their ownership of our common stock. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934. We have reviewed copies of these reports and based solely on that review, we believe that during 2003 each of our executive officers and Directors and investors who own more than ten percent of our common stock complied with the applicable reporting requirements, except that the following forms were inadvertently filed late: to reflect the sale of stock through a broker, Robert deRose filed a late Form 4 on May 30, 2003, Fabrizio Balestri filed late Forms 4 on May 29, 2003 and on June 5, 2003 and Douglas L. Feist filed a late Form 4 on October 29, 2003; to reflect the initial grant of options to new Directors and employees, C. David Bushley filed a late Form 3 on April 18, 2003 and David Harmon filed a late Form 3 on December 2, 2003. We have procedures in place to assist our executive officers and Directors in preparing and filing these reports on a timely basis.

OTHER INFORMATION

Stockholder Proposals

Any stockholder who wishes to submit a proposal to be considered for inclusion in next year’s proxy statement must send the proposal to Education Lending Group at our corporate headquarters, addressed to the Secretary, so that we receive it on or before December 6, 2004. We suggest that all proposals be sent by certified mail, return receipt requested or by a reputable over-night delivery service, confirmation signature requested.

For the 2005 annual meeting of stockholders, the proxy card will confer discretionary authority on the proxies to vote according to their best judgment on any stockholder proposal that we receive written notice of after February 18, 2005.

Director Nominations and Qualifications

The Board Nomination Committee will consider nominees for the Board of Directors recommended by stockholders entitled to vote at an annual meeting in accordance with the following procedures. Any such stockholder who wishes to suggest a Director candidate for consideration must provide written notice to the Secretary of Education Lending Group within a reasonable amount of time prior to the mailing of the proxy statement for the next annual meeting at which Directors will be elected. In order to provide the Committee sufficient time to consider any candidate, recommendations and the information described below should be received no later than October 1, 2004.

The notice should be sent by certified mail, return receipt requested or by reputable over-night delivery service, confirmation signature requested. The notice must set forth, as to each nominee:

•	the name, age, and business and residence addresses;

•	principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on;

•	all positions of that person as a director, officer, partner, employee or controlling shareholder of any company or other organization;

•	a brief description of any arrangement or understanding between such person and any others persons (naming such persons) pursuant to which such person was selected as a nominee;

•	the class and number of shares of our common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by that person; and

•	any other information regarding the person that would be required, pursuant to Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to Education Lending Group), to be included in our proxy statement to comply with the proxy rules of the Securities and Exchange Commission if that person were nominated by the Board of Directors.

The notice must include the nominee’s signed consent to serve as a Director if elected and must also set forth:

•	the name and address of the stockholder giving the notice;

•	a representation that the stockholder is a holder of record of shares of our common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

•	the beneficial owner on whose behalf the nomination is made and any other stockholders believed to be supporting such nominee; and

•	the number of shares of our common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by the stockholder.

Nominees for election to the Board of Directors, whether suggested by a stockholder or otherwise, should have at least the following attributes:

•	Integrity, commitment and independence of thought and judgment essential to effective decision making.

•	Ability and willingness to dedicate necessary time, energy and attention to prepare for, attend and participate in meetings of the Board and one or more committees. We will also consider the number of other public company boards, if any, on which such person already serves and whether that involvement would materially interfere with responsibilities as a Director of Education Lending Group.

•	Proven record of competence and accomplishment through demonstrated leadership in business, student loan industry, education, government service or finance, including director, CEO or senior management experience; academic experience; financial and accounting experience; or other relevant experiences that will provide the Board with perspectives that will enhance Board effectiveness.

•	Background and experience that complements the background and experience of other Board members and experience with other businesses and organizations of comparable size.

•	Willingness to represent the interests of all of our stockholders rather than any special interests or constituency while keeping in perspective the interests of our employees and customers. Free from interests that are or appear to be in conflict with, or adverse to, the interests of Education Lending Group.

•	Meets the Audit Committee expertise requirements, if needed.

•	Reflects the diversity of our stockholders, employees and customers.

•	Willing and available to serve at least one term.

•	A stockholder of Education Lending Group or willing to become one.

Before evaluating any candidate, the Board Nomination Committee first determines the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that a candidate can satisfy the evaluation criteria. Any candidate for election to the Board of Directors recommended by a stockholder will be evaluated by the Board Nomination Committee in the same manner that any other nominee for election to the Board (other than Directors standing for re-election) is evaluated. The evaluation process will typically include a comprehensive background and reference check, a series of personal interviews (in person, over the telephone or by video conference) by members of the Board Nomination Committee and/or other Directors and a review by the full Committee of the nominee’s qualifications and other relevant characteristics. If the Committee determines that a candidate should be nominated for election to the Board of Directors, the Committee presents its findings and recommendation to the full Board of Directors for review and approval.

We expect Education Lending Group’s proxy materials for the 2005 annual meeting of stockholders to be mailed on or about April 5, 2005.

Employee Communications with the Board

We have established policies and procedures for the Audit Committee of the Board of Directors to receive and investigate any employee complaints relating to Education Lending Group’s accounting, internal accounting controls and auditing matters. Employees may submit any such complaints confidentially and anonymously to the Audit Committee of the Board of Directors. The information should be sent in an envelope marked “Confidential” to the following address:

Education Lending Group, Inc.

12760 High Bluff Drive, Suite 210

San Diego, CA 92130

Attn: Audit Committee

The Audit Committee will handle the investigation and resolution of any complaints.

Stockholder Communications with the Board

Any stockholder wishing to communicate with our Board of Directors should submit the communication in writing to the Board of Directors in an envelope sent to the following address:

Education Lending Group, Inc.

12760 High Bluff Drive, Suite 210

San Diego, CA 92130

Attn: Board of Directors

The mailing envelope should contain a clear notation indicating that the enclosed materials are “Stockholder —Board Communications.” The communication should identify the author as a stockholder and should clearly state whether the materials are intended to be sent to one or more particular Directors or to the entire Board of Directors. The Secretary will maintain a log of all stockholder communications, will promptly forward to the entire Board of Directors (or the individual Director(s), as appropriate) those communications that the Secretary believes require immediate attention and will periodically provide the Board with a summary of all stockholder communication and any responsive action taken.

FINANCIAL STATEMENTS

Education Lending Group’s Annual Report on Form 10-K, including consolidated financial statements for the years ended December 31, 2003 and 2002, is being mailed to stockholders of record as of April 1, 2004 with this proxy statement.

FORWARD LOOKING STATEMENTS

Our proxy materials may include forward-looking statements within the meaning of Section 7A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the most recently completed fiscal year. The discussion should be read in conjunction with our Financial Statements and related Notes thereto included in our Form 10-K.

For the Board of Directors

Education Lending Group, Inc.

Douglas L. Feist

Executive Vice President,

Secretary and General Counsel

April 2, 2004

EXHIBIT A

EDUCATION LENDING GROUP, INC.

AUDIT COMMITTEE CHARTER

(as amended)

Authority

•	The Board of Directors, by resolution dated November 28, 2001 established the Audit Committee. The Committee met for the first time on March 28, 2002.
•	The Audit Committee Charter was originally adopted by the Board on May 13, 2002. This amended Charter was adopted by the Board on March 9, 2004 and supercedes all prior versions of the Audit Committee Charter.

Purpose

•	To assist the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to corporate accounting, financial reporting practices of the Company, and financial and internal controls;
•	To maintain effective working relationships with the Board of Directors and oversight of the independent auditors and financial management of the Company;
•	To discharge the Board of Directors’ responsibilities relating to the promotion of professional and ethical conduct of the Directors and officers of the Company;
•	To review and update as necessary the Company’s Code of Ethics and Code of Conduct; and
•	To review potential conflicts of interests.

Structure and Membership

The Committee shall be comprised of no fewer than three Directors appointed by the Board (upon recommendation of the Board Nomination Committee) each of whom is an “independent director” (as defined by NASDAQ’s rules) and is able to read and understand financial statements. A Director may not be a member of the Committee if he has participated in the preparation of the Company’s financial statements during the past three years. At least one of the members of the Committee shall be a “financial expert” as defined in Section 406 of the Sarbanes-Oxley Act of 2002 and Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. This Director shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that results in the Director’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board will appoint the members of the Committee annually and each member will serve until such member’s successor is duly designated or until such member’s earlier resignation or removal. The Board may remove any member of the Committee from the Committee, with or without cause, by a majority vote of the Board. Unless the Board designates a Chairperson of the Committee, the members of the Committee will designate a Chairperson by a majority vote of the full Committee. The Chairperson will chair all regular sessions of the Committee and will set the agendas for Committee meetings.

Duties and Responsibilities

The Committee is a part of the Board. One of the Committee’s primary responsibilities is to oversee the Company’s financial and accounting management and the independent auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles. The Committee is also responsible for advancing the professional and ethical conduct of the Company’s Directors and officers.

Audit and Financial Information Review Procedures

The Committee will:

•	Review the Company’s annual audited financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to stockholders;
•	Review the Company’s quarterly financial results with management and the independent auditors prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. The Chairperson of the Committee may represent the entire Audit Committee for purposes of this review;
•	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting process and internal controls. Discuss the adequacy of such internal controls and the absence of any material weakness in them. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors with management’s responses; and
•	Review with the independent auditors the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

General

The Committee will:

•	Review and approve all related party transactions (transactions required to be disclosed under Item 404 of Regulation S-K);
•	Perform any activities beyond those enumerated herein consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board of Directors deems necessary;
•	If the Committee determines it to be appropriate, institute special investigations and/or hire special counsel or experts;
•	Provide appropriate funding for payment of outside advisors and expenses incurred by the Committee;
•	Review significant accounting and reporting issues and legal and regulatory pronouncements, and understand their impact on the financial statements of the Company;
•	Establish procedures for the Committee to receive all employee complaints relating to accounting, internal accounting controls and auditing matters pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which will be incorporated into the Company’s Code of Conduct Policy;
•	Periodically review with the Company’s General Counsel any legal or regulatory matters that may have a material impact on the Company’s financial statements or compliance programs and any material pending claims and litigation involving the Company as a defendant;
•	Periodically report to the Board of Directors as appropriate on the status and results of major capital projects and other major business transactions; and
•	Annually review and update, as necessary, the Committee’s Charter and determine if the Committee has satisfied its responsibilities under the Charter during the year.

Independent Auditors

The Committee will:

•	Review the independence and performance of the independent auditors, confirm that the independent auditors are ultimately accountable to the Board of Directors and the Committee, and that the Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors;
•	Recommend annually to the Board of Directors the appointment of the independent auditors;
•	Approve fees and other significant compensation to be paid to the independent auditors;
•	Pre-approve any services to be provided by the independent auditors;

•	Annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the independent auditors’ objectivity and independence;
•	Annually confirm that the independent auditors meet the NASDAQ requirements relating to peer reviews pursuant to its Rule 4350(k);
•	Review the independent auditors’ audit plan and discuss scope, staffing, locations, reliance on management and their general audit approach; and
•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Ethical Conduct/Conflicts of Interest/Independence

The Committee will:

•	Review and make recommendations regarding the Company’s Code of Ethics and Code of Conduct;
•	Ensure that any waivers of the Code of Ethics or Code of Conduct for actions by any Director or executive officer is presented to, and approved by, the Board;
•	Ensure that the Company discloses amendments or waivers (for executive officers and Directors) of the Code of Ethics or Code of Conduct within five business days, in accordance with rules promulgated by the Securities and Exchange Commission and NASDAQ, by filing a Form 8-K and, if the Committee so determines, by posting the information on the Company’s website;
•	Determine whether the Code of Ethics and/or Code of Conduct and amendments and waivers thereto should be posted on the Company’s website and if so, cause the Company to disclose such decision in the Company’s annual report; and
•	Consider and review possible conflicts of interest of current or former Directors and executive officers.

Reports and Minutes

The Committee will:

•	Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such a report; and
•	Maintain minutes and other records of meetings and activities of the Committee, as appropriate under Delaware law.

Committee Meetings and Action

•	A majority of the Committee members will be a quorum for the transaction of business.
•	The action of a majority of those present at a meeting at which a quorum is present will be an act of the Committee.
•	Any action that may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.
•	The Company’s Chief Financial Officer will be the management liaison to the Committee.
•	The Corporate Secretary shall be responsible for keeping minutes of the Committee meetings.
•	The Committee will meet at least four times a year and at such other times as may be requested by its Chairperson and will routinely meet in executive session to review such matters as the Committee, in its discretion, determines to be appropriate.

Exhibit A

Education Lending Group, Inc.

Excerpt from Code of Conduct Policy

Employee Complaints—Financial Matters

ELG has put into place policies and procedures that will enable the Audit Committee of the Board of Directors to receive and investigate any employee complaints relating to the Company’s accounting, internal accounting controls and auditing matters pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Employees are instructed to submit complaints confidentially and anonymously to the Audit Committee of the Board of Directors. Such information should be sent in an envelope marked “Confidential” to the following address:

Education Lending Group, Inc.

12760 High Bluff Drive, Suite 210

San Diego, CA 92130

Attn: Audit Committee

From time to time, ELG will post instructions in prominent areas within our facilities in San Diego, Cincinnati and Cleveland regarding any changes in the method by which employees are to submit confidential, anonymous complaints. The Audit Committee will handle the investigation and resolution of the complaint and make the findings of such known to the appropriate parties.

Failure to report criminal activity in and of itself can be understood to condone criminal behavior. In recognizing that fact, ELG cannot emphasize enough the importance of reporting suspected acts.

EXHIBIT B

EDUCATION LENDING GROUP, INC.

BOARD NOMINATION COMMITTEE CHARTER

Authority

•	The Board of Directors established the Board Nomination Committee in 2001.
•	The Board Nomination Committee Charter was adopted by the Board on November 10, 2003.

Purpose

The Board Nomination Committee is appointed by the Board of Directors to discharge the Board of Directors’ responsibilities relating to identifying individuals qualified to become members of the Board of Directors. The Committee has overall responsibility for recommending to the Board of Directors the director nominees for the next annual meeting of stockholders, assisting the Board of Directors in determining whether director candidates and current board members meet the criteria for independence required by NASDAQ, recommending to the Board of Directors the director nominees for each Board committee and leading the Board of Directors in its annual review of the Board of Directors’ performance.

Structure and Membership

The Committee shall be comprised of no fewer than three Directors as appointed by the Board. Not later than immediately prior to the next annual meeting of the shareholders of the Company, no person shall serve as a member of the Committee who does not qualify as an “independent” director in accordance with NASDAQ rules.

The Board will appoint the members of the Committee annually and each member will serve until such member’s successor is duly designated or until such member’s earlier resignation or removal. The Board may remove any member of the Committee from the Committee, with or without cause, by a majority vote of the Board. Unless the Board designates a Chairperson of the Committee, the members of the Committee will designate a Chairperson by a majority vote of the full Committee. The Chairperson will chair all regular sessions of the Committee and will set the agendas for Committee meetings.

Duties and Responsibilities

The Committee is a part of the Board. It is the overriding responsibility of the Committee to identify and recommend to the Board director nominees.

The following functions shall be common recurring activities of the Committee in carrying out its purpose set forth in this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal and other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee set forth in this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Committee that the Committee deems appropriate or necessary and shall have the authority to retain and terminate outside counsel or other experts for this purpose, including the authority to approve fees payable to such counsel and experts and any other terms of retention.

B-1

To fulfill its responsibilities and duties, the Committee shall do the following:

Board Composition and Evaluation

•	Establish criteria for the selection of new directors to serve on the Board.
•	Identify individuals believed to be qualified as candidates to serve on the Board and recommend that the Board select the candidates for directorships to be filled by the Board or by the stockholders at an annual or special meeting.
•	Review and make recommendations to the Board about whether current members of the Board should stand for re-election at an annual meeting.
•	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates, including, if necessary, retaining a search firm to be used in assisting with the identification of candidates and approving fees payable to such search firm.
•	Review and make recommendations regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.
•	Oversee evaluation of the Board of Directors, at least annually.

Committee Selection and Composition

•	Recommend members of the Board to serve on each Board committee, giving consideration to the criteria for service on each committee as set forth in each committee’s charter.
•	Periodically review the charter and composition of each Board committee and make recommendations to the Board for the adoption of or revisions to the committee charters.

Reports and Minutes

•	Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such a report.
•	Maintain minutes and other records of meetings and activities of the Committee, as appropriate under Delaware law.

Committee Meetings and Action

•	A majority of the Committee members will be a quorum for the transaction of business.
•	The action of a majority of those present at a meeting at which a quorum is present will be an act of the Committee.
•	Any action which may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.
•	The Company’s General Counsel will be the management liaison to the Committee.
•	The Corporate Secretary shall be responsible for keeping minutes of the Committee meetings.
•	The Committee will meet at least once a year and at such other times as may be requested by its Chairperson and will meet in executive session, as necessary, to review such matters as the Committee, in its discretion, determines to be appropriate.

B-2

EXHIBIT C

EDUCATION LENDING GROUP, INC.

LONG TERM INCENTIVE PLAN

1.    Purpose of the Plan.    The purpose of this Plan is to attract, retain and motivate officers and other key employees of Education Lending Group, Inc. (the “Company”) and its Subsidiaries, to retain qualified individuals to serve as non-employee members of the Board, and to provide such persons with appropriate incentives and rewards for superior performance and contribution. The Company previously adopted the Stock Option Plan (the “Prior Plan”), originally effective April 21, 1999, as amended thereafter from time to time. The Company has amended and restated the Prior Plan as the Education Lending Group, Inc. Long Term Incentive Plan, effective as of March 9, 2004 (the “Effective Date”), subject to the approval of the Company’s stockholders. Upon the approval of the adoption of the Plan by the Company’s stockholders, the Plan will replace and supersede the Prior Plan, provided that awards granted thereunder prior to the Effective Date will continue in accordance with their terms. Notwithstanding the foregoing, awards granted prior to the Effective Date with respect to shares of Common Stock in excess of the number of shares authorized under the Prior Plan are contingent on the approval of the Plan by the Company’s stockholders.

2.    Definitions.    Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where awards are granted under the Plan.

“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and shall include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.

“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.

“Board” means the Board of Directors of the Company.

“Change in Control” shall mean any of the following events:

(i)    Any Person or group of Persons acting together (with or without the approval of the Board) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of Directors (collectively, the “Company Voting Securities”); provided that, if any such Person’s or Persons’ beneficial ownership of the Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in paragraph (b)(i) below, and such Person or Persons subsequently acquire beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person or Persons to own thirty-five percent (35%) or more of the Company Voting Securities; and provided, further, that if at least a majority of the Continuing Directors determines in good faith that such Person or Persons have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the Company Voting Securities inadvertently, and such Person or Persons divests as promptly as practicable a sufficient number of shares so that such Person or Persons beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than thirty-five percent (35%) of the Company Voting Securities, then no Change in Control shall have occurred as a result of such acquisition. Except that, for the purpose of this paragraph:

(a)    Beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the Company Voting Securities by any of (x) the Company or any of its Subsidiaries, (y) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust)

sponsored or maintained by the Company or any of its Subsidiaries, or (z) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company Voting Securities shall be ignored; and

(b)    The following acquisitions shall not be a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by any corporation pursuant to a transaction that complies with the provisions of paragraph (ii)(A), (B) and (C) below.

(ii)    The stockholders of the Company approve a definitive agreement of reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, acquisition of assets of another entity, or any similar transaction with any other entity (collectively, a “Business Combination”) or, if the consummation of such Business Combination is subject, at the time of such approval by the stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly of consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that as a result of such Business Combination owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the Company Voting Securities, (B) no Person or group of Persons acting together (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from the Business Combination are Continuing Directors;

(iii)    Continuing Directors cease to constitute at least a majority of the Directors; or

(iv)    The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee described in Section 15 of the Plan.

“Common Stock” means the common stock of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

“Company” has the meaning given such term in Section 1 of the Plan.

“Continuing Director” means any Director who either (i) was a Director on the Effective Date, or (ii) becomes a Director after the Effective Date and: (A) whose appointment or election was duly approved by the vote of a majority of the Continuing Directors who were Directors at the time of the appointment or election; or (B) whose nomination for election by the Company’s stockholders was included in the Company’s proxy statement in which such individual was named as one of the Company’s Director nominees where such proxy statement was approved by a majority of the Continuing Directors who were Directors at the time of the nomination.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Performance Shares or a grant or sale of Restricted Shares or Deferred Shares shall become effective.

“Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 8 of this Plan.

“Deferred Shares” means an award made pursuant to Section 8 of this Plan of the right to receive shares of Common Stock at the end of a specified Deferral Period.

“Director” means a member of the Board of Directors of the Company.

“Effective Date” has the meaning given such term in Section 1 of the Plan.

“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Option Rights, Appreciation Rights, Performance Units, Performance Shares, Restricted Shares or Deferred Shares. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Units or Performance Shares or, when so determined by the Committee, Option Rights, Appreciation Rights and Restricted Shares pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other corporations. The Management Objectives applicable to any award to a Covered Employee shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings after interest and/or after interest and taxes, net income, cash flow, earnings per share, economic value added, return on equity, core and/or total return on assets, total return to stockholders, operating margin, stock price and/or strategic business criteria consisting of one or more specified objectives regarding strategic partnering, market penetration, acquisitions, product development, disbursed loan volume levels and core spread interest rate levels. Management Objectives may be stated as a combination of the listed factors. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances (including those events and circumstances described in Section 11 of this Plan) render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee to the extent that such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

“Market Value per Share” means, as of any particular date, (i) the closing sale price per share of Common Stock as reported on the NASDAQ National Market System, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Stock as determined by the Committee.

“Optionee” means the optionee named in an agreement evidencing an outstanding Option Right.

“Option Price” means the purchase price payable on exercise of an Option Right.

“Option Right” means the right to purchase shares of Common Stock from the Company upon the exercise of an option granted pursuant to Section 4 of this Plan.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an employee of the Company or any of its Subsidiaries (including an executive officer), a Director, or a person who has been offered employment by the Company or a Subsidiary, provided that such prospective employee may not receive any payment or exercise the right relating to any award until such person has commenced employment with the Company or a Subsidiary.

“Performance Period” means, in respect of a Performance Unit or Performance Share, a period of time established pursuant to Section 6 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 6 of this Plan.

“Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 6 of this Plan.

“Person” means any individual, firm, corporation, partnership, or other entity and includes the affiliates (within the meaning of Rule 12b-2 of the Exchange Act) and associates (within the meaning of Rule 12b-2 of the Exchange Act) of such individual, firm, corporation, partnership or entity.

“Plan” means this Education Lending Group, Inc. Long Term Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1 of the Plan.

“Restricted Shares” means shares of Common Stock granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 7 has expired.

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

“Subsidiary” means a corporation, company or other entity which is designated by the Committee and in which the Company has a direct or indirect ownership or other equity interest, provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Subsidiary” has the meaning given to such term in Section 424 of the Code, as interpreted by the regulations thereunder and applicable law.

“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

3.    Shares Available Under the Plan.

a.    Subject to adjustment as provided in Section 3(b) and Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Shares and released from substantial risks of forfeiture thereof, (iii) as Deferred Shares, (iv) in payment of Performance Units or Performance Shares that have been earned, (v) in payment of awards granted under Section 9 of the Plan or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed in the aggregate 4,500,000 shares of Common Stock. Such shares may be shares of original issuance, treasury shares or a combination of the foregoing.

b.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of shares of Common Stock available in Section 3(a) above or otherwise specified in the Plan or in any award granted hereunder if the number of shares of Common Stock actually delivered differs from the number of shares of Common Stock previously counted in connection with an award. Shares of Common Stock subject to an award granted under the Plan (including the Prior Plan) that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of Common Stock to the Participant will again be available for awards, and Common Stock withheld in payment of the exercise price or taxes relating to an award granted under the Plan (including the Prior Plan) and shares of Common Stock equal to the number surrendered in payment of any exercise price or taxes relating to an award under the Plan (including the Prior Plan) shall be deemed to constitute Common Stock not delivered to the Participant and shall be deemed to again be available for awards under the Plan. This Section 3(b) shall apply to the number of shares of Common Stock reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

c.    Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, (i) the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 4,500,000 shares of Common Stock; (ii) no Participant shall be granted Option Rights and Appreciation Rights, in the aggregate, for more than 250,000 shares of Common Stock during any calendar year; and (iii) the number of Performance Shares that may be granted and paid out under this Plan, and the number of Restricted Shares, Deferred Shares and shares of Common Stock awarded under Section 9 of the Plan (after taking forfeitures into account) shall not exceed, in the aggregate, 500,000.

d.    Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of (i) Performance Shares, Restricted Shares specifying Management Objectives or awards granted under Section 9 of the Plan specifying Management Objectives, which award covers a maximum of more than 50,000 shares of Common Stock or (ii) Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $500,000.

4.    Option Rights.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a.    Each grant shall specify the number of shares of Common Stock to which it pertains, subject to adjustments as provided in Section 11 of this Plan.

b.    Each grant shall specify an Option Price per share, which shall be equal to or greater than the Market Value per Share on the Date of Grant.

c.    The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other shares of Common Stock that are forfeitable or subject to restrictions on transfer. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Stock received upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered; provided, however, that such risks of forfeiture or restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

d.    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

e.    To the extent permitted by law, any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Committee.

f.    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

g.    Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable.

h.    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

i.    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing.

j.    The exercise of an Option Right shall result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

k.    No Option Right shall be exercisable more than 10 years from the Date of Grant.

l.    Each grant of Option Rights shall be evidenced by an Evidence of Award which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

m.    The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.

5.    Appreciation Rights.

a.    The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right shall be a right of the Participant to receive from the Company an amount determined by the Committee, which shall be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

b.    Each grant of Appreciation Rights may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(i)    Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

(ii)    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)    Each grant of an Appreciation Right shall be evidenced by an Evidence of Award, which shall describe such Appreciation Right, identify any related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(v)    Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Common Stock on a current, deferred or contingent basis.

c.    Any grant of Tandem Appreciation Rights shall provide that such Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation.

d.    Regarding Free-Standing Appreciation Rights only:

(i)    Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)    Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)    No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

e.    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition to exercise such rights.

6.    Performance Units and Performance Shares.    The Committee may also authorize the granting to Participants of Performance Units and Performance Shares that will become payable (or payable early) to a Participant upon achievement of specified Management Objectives. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a.    Each grant shall specify the number of Performance Units or Performance Shares to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

b.    The Performance Period with respect to each Performance Unit or Performance Share shall be such period of time (not less than three years, except in the event of a Change in Control or an event described in Section 16(e), if the Committee shall so determine) commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

c.    Any grant of Performance Units or Performance Shares shall specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level of achievement and shall set forth a formula for determining the number of Performance Units or Performance Shares that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Performance Units or Performance Shares shall specify that, before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine that the Management Objectives have been satisfied.

d.    Each grant shall specify the time and manner of payment of Performance Units or Performance Shares that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company to the Participant in cash, in shares of Common Stock or in any combination thereof, and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

e.    Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

f.    Each grant of Performance Units or Performance Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

g.    The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

7.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

a.    Each such grant or sale shall constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

b.    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than Market Value per Share at the Date of Grant.

c.    Each such grant or sale shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than 3 years to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a Change in Control or as otherwise provided in Section 16(e).

d.    Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

e.    Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.

f.    Any such grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award.

g.    Each grant or sale of Restricted Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

8.    Deferred Shares.    The Committee may also authorize the grant or sale of Deferred Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

a.    Each such grant or sale shall constitute the agreement by the Company to deliver Common Stock to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Deferral Period as the Committee may specify.

b.    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

c.    Each such grant or sale shall be subject to a Deferral Period of not less than 3 years, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Deferral Period in the event of a Change in Control or as otherwise provided in Section 16(e).

d.    During the Deferral Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Deferred Shares and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such shares on either a current or deferred or contingent basis, either in cash or in additional shares of Common Stock.

e.    Each grant or sale of Deferred Shares shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

9.    Other Awards.

a.    The Committee is authorized, subject to limitations under applicable law, to grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of, the Company. The Committee shall determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee shall determine.

b.    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of the Plan.

c.    The Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

10.    Transferability.

a.    Except as otherwise determined by the Committee, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights shall be exercisable during the Optionee’s lifetime only by him or her or by his or her guardian or legal representative.

b.    The Committee may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Units or Performance Shares, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, shall be subject to further restrictions on transfer.

11.    Adjustments.    The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Performance Shares, Deferred

Shares and share-based awards described in Section 9 of the Plan granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c)(i) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

12.    Fractional Shares.    The Company shall not be required to issue any fractional Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

13.    Withholding Taxes.    The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state, local, foreign and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment and to the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time.

14.    Foreign Employees.    In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

15.    Administration of the Plan.

a.    This Plan shall be administered by the Company’s compensation committee, which shall be a committee (or subcommittee thereof) consisting of not less than two Directors appointed by the Board each of whom shall be a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “outside director” as defined in the regulations under Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. The Board may perform any function of the Committee hereunder, and the Board shall perform all functions of the

Committee with respect to any award for a non-employee Director, in which case the term “Committee” shall refer to the Board.

b.    The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Units, Performance Shares or any awards granted under Section 9 of the Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

16.    Amendments and Other Matters.

a.    The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the NASDAQ National Market System or, if the Common Stock is not traded on the NASDAQ National Market System, the principal national securities exchange upon which the Common Stock is traded or quoted, shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any amendment thereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without stockholder approval. Without limiting the generality of the foregoing, the Board of Directors may amend this Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

b.    The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right shall be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 16(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

c.    The Committee also may permit Participants to elect to defer the issuance of Common Stock or the settlement of awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

d.    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

e.    Except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Deferred Shares as to which the Deferral Period has not been completed, or any Performance Units or Performance Shares which have not been fully earned, or who holds Common Stock subject to any transfer restriction imposed pursuant to Section 7 of this Plan, the Committee may, pursuant to the terms of an Evidence of Award or subsequent to the Date of Grant, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Deferral Period will end or the time at which such Performance Units or Performance Shares will be deemed to have been fully earned or the time when such transfer restriction will terminate. In addition, the Committee may waive any other limitation or requirement under any award described in the preceding sentence, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the

Committee shall not make any modification of the Management Objectives or minimum acceptable level of achievement. With respect to any Participant the Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time when a Performance Unit or Performance Share shall be deemed to have been fully earned or the time when a substantial risk of forfeiture or prohibition on transfer of Restricted Shares shall lapse or the time when a Deferral Period shall end in connection with a Change in Control of the Company. In addition, the Committee may, in its sole discretion, modify any Option Right or Appreciation Right to extend the period following termination of a Participant’s employment to the Company or any Subsidiary during which such award will remain outstanding and be exercisable, provided that no such extension shall result in any award being exercisable more than ten years after the Date of Grant.

f.    This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment at any time.

g.    To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

h.    Subject to Section 18, this Plan shall continue in effect until the date on which all Common Stock available for issuance or transfer under this Plan has been issued or transferred and the Company has no further obligation hereunder.

i.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

j.    This Plan and each Evidence of Award shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

k.    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

17.    Applicable Laws.    The obligations of the Company with respect to awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required.

18.    Termination.    No grant shall be made under this Plan more than 10 years after the Effective Date, but all grants effective on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

P R O X Y

EDUCATION LENDING GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2004

At the Annual Meeting of Stockholders of Education Lending Group, Inc. to be held at 9:00 a.m. on Monday, May 17, 2004, at the San Diego Marriott Del Mar Hotel, located at 11966 El Camino Real in San Diego, California, and any adjournment or postponement thereof, Robert deRose and Douglas L. Feist, and each of them, with full power of substitution, are hereby authorized to represent me and to vote all of my shares as designated on the reverse side.

This proxy will be voted as directed. The Board of Directors recommends a vote FOR each of the proposals. If no choice is specified, the proxy will be voted FOR all nominees and proposals, and according to the discretion of the proxy holders on any other matters that may come before the meeting or any adjournment thereof.

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SEE REVERSE

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Education Lending Group, Inc. 2004 Annual Meeting of Stockholders Monday, May 17, 2004 at 9:00 a.m. At the San Diego Marriott Del Mar Hotel 11966 El Camino Real San Diego, California

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE

1-800-790-4577, 24 hours a day, 7 days a week. Have your proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern time on Sunday, May 16, 2004.

Visit the Internet voting website at http://proxy.georgeson.com. Have your proxy card ready, then follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern time on Sunday, May 16, 2004.

Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

DETACH CARD HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR its nominees and FOR Proposal 2.

1.	Election of eight Directors whose terms will expire in 2005. The nominees of the Board of Directors are: Robert deRose, Michael H. Shaut, Samuel Belzberg, C. David Bushley, Richard J. Hughes, Leo Kornfeld, Jeffrey E. Stiefler and Robert V. Antonucci, or in the event of the unavailability of any nominee, such other person(s) as the Board of Directors may recommend.	FOR all the nominees	WITHHOLD AUTHORITY (See Instructions Below)	2.	Approval of the Long Term Incentive Plan.	FOR Approval	AGAINST Approval
		☐	☐			☐	☐

	Instructions: To withhold authority to vote for all nominees, mark the “WITHHOLD AUTHORITY” box above. To withhold authority to vote for any individual nominee, mark the “WITHHOLD AUTHORITY” box above AND write the individual nominee’s name (or names) on the line below:			3.	Any other business which may properly come before the Annual Meeting of Stockholders, and all adjournments or postponements thereof, in accordance with the judgment of the Proxy Committee on such business.
				☐	I PLAN TO ATTEND THE ANNUAL MEETING. Please indicate the total number of persons attending:

				☐	CHANGE OF ADDRESS: Please indicate change of address below:

					Dated , 2004

					Signatures
					Signatures

					NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.